EXHIBIT 3.51(a)

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(STAMP)	OF	(STAMP)
RAMADA STATION, INC.
               The undersigned, Paul Rubeli and John G. Drumm, being the President and Secretary of RAMADA STATION, INC., a Nevada corporation, do hereby certify as follows:
1.	That on February 2, 1988, the Directors of the corporation by unanimous consent, adopted and consented to the adoption of resolutions setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

2.	Said resolution called for the following amendment to said Articles of Incorporation:
ARTICLE 1
RAMADA STATION, INC.
The name of the Corporation is Ramada Express, Inc.

3.	That on February 2, 1988, the sole shareholder of the corporation adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

4.	That the Articles of incorporation of Ramada Station, Inc. are hereby amended as set forth above and the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.
     DATED: February 2, 1988

/s/ Paul Rubeli
Paul Rubeli, President

/s/ John G. Drumm
John G. Drumm, Secretary

STATE OF ARIZONA	)
	)	ss:
COUNTY OF MARICOPA	)
          On February 2, 1988, personally appeared before me, a Notary Public, Paul E. Rubeli also known to me as Persident who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of Ramada Station, Inc.

/s/ Monika S. Hold
NOTARY PUBLIC
My Commission Expires Aug. 30, 1990

STATE OF ARIZONA	)
	)	ss:
COUNTY OF MARICOPA	)
          On February 2, 1988 personally appeared before me, a Notary Public, John G. Drumm, also known to me as Secretary, who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of Ramada Station, Inc.

/s/ Monika S. Hold
(STAMP)	NOTARY PUBLIC
My Commission Expires Aug. 30, 1990

2